Exhibit 10.56
AMENDMENT NO. 1 TO RETENTION TRUST AGREEMENT
     This Amendment No. 1 (“Amendment No. 1”) to the Retention Trust Agreement (the “Agreement”) made the 19th of May, 1998, by and between RJR Nabisco Inc. (“RJRN”) and Wachovia Bank, N.A. (“Trustee”) is made this 1st day of October, 2006.
     WHEREAS, RJRN was renamed R.J. Reynolds Tobacco Holdings, Inc. as part of the spinoff transaction from RJR Nabisco Holdings Corp on June 15, 1999; and
     WHEREAS, as part of the business combination of R. J. Reynolds Tobacco Company and the U.S. business of Brown & Williamson Tobacco Corporation, a new public parent corporation of R.J. Reynolds Tobacco Holdings, Inc. was formed named Reynolds American Inc. (“RAI”); and
     WHEREAS, the Board of Directors of R.J. Reynolds Tobacco Holdings, Inc. desires to amend the Agreement to provide that employees of RAI and its subsidiaries may be named as Trust beneficiaries under the Agreement;
     NOW, THEREFORE, the parties hereby agree that the Agreement shall be amended, pursuant to Section 9(a) of the Agreement, as follows:
          1. All references of RJRN shall refer to R.J. Reynolds Tobacco Holdings, Inc.
          2. The second WHEREAS clause of the Agreement shall be deleted in its entirety and the following language shall be inserted therefor:
“(c) WHEREAS, in furtherance of the foregoing, the Board has authorized RJRN to establish a trust (hereinafter called “Trust”) and to contribute to the Trust assets that shall be held therein, until paid to employees of RJRN, R. J. Reynolds Tobacco Company (“RJR”), their parent companies, including Reynolds American Inc., and/or their subsidiaries, in such manner and at such time as specified in Appendix A (such payments, the “Payments”, and such employees (or the personal representatives of their estates), the “Trust beneficiaries”);”
          3. Except as provided by this Amendment No. 1, the terms and provisions of the Agreement shall remain in full force and effect.
     EXECUTED as of this 1st day of October, 2006.

R.J. REYNOLDS TOBACCO HOLDINGS, INC.

By:

McDara P. Folan, Senior Vice President and Secretary

WACHOVIA BANK, N.A.

By:

Name: Title: